                                                                    EXHIBIT 11.1



                        COMPUTATION OF EARNINGS PER SHARE


                                                     Three Months ended             Six Months ended
                                                          June 30,                      June 30,
                                                   1999            1998            1999            1998
                                                   ----            ----            ----            ----

Net income                                      $  548,034      $  418,956      $  751,548      $  862,243
                                                ==========      ==========      ==========      ==========

Weighted average number of common
 and common equivalent shares:

Weighted average common shares outstanding       2,611,792       2,411,267       2,530,672       2,410,966

Shares issued from assumed exercise of
  common stock equivalents(1)                           --          96,432              --          96,998
                                                ----------      ----------      ----------      ----------

Weighted average number of common and
  common equivalent shares outstanding           2,611,792       2,507,699       2,530,672       2,507,964
                                                ==========      ==========      ==========      ==========

Earnings per share:
        Basic                                   $      .21      $      .17      $      .30      $      .36
                                                ==========      ==========      ==========      ==========

        Diluted                                 $      .21      $      .17      $      .30      $      .34
                                                ==========      ==========      ==========      ==========



(1) Common stock under options excluded from the computation of earnings per share were 2,853 and 5,009 shares, respectively, because they were antidilutive.